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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in this Annual Report on Form 10-K of Amkor Technology, Inc. (the "Company") of our report dated March 20, 1998 except for Note 3 as to which the date is October 28, 1998 (the "Report"), which contains explanatory paragraphs on the change in the method of accounting for unrealized foreign currency translation gains or losses on long-term assets and liabilities denominated in foreign currencies and, the Company's ability to continue as a going concern on our audits of the consolidated financial statements of Anam Industrial Co., Ltd. and its subsidiaries. We also hereby consent to the incorporation of our Report included in this Form 10-K into the Company's previously filed Registration Statement No. 333-62891 on Form S-8 filed on September 4, 1998.


                                                    SAMIL ACCOUNTING CORPORATION

Seoul, Korea
March 25, 1999